SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:
|_|Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-12

                           PATIENT INFOSYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:_________________

(2) Aggregate number of securities to which transaction applies:________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______________
(4)     Proposed maximum aggregate value of transaction:________________________

(5) Total fee paid:_____________________________________________________________

     |_|  Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________________________________

     (2)  Form, Schedule or Registration Statement No.:_________________________

     (3)  Filing Party:_________________________________________________________

     (4)  Date Filed:___________________________________________________________

================================================================================

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

December 2, 2004


Dear Fellow Stockholder:

     You are cordially invited to attend the Patient Infosystems, Inc. Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Standard Time, on December 23, 2004, at the offices of Patient Infosystems, Inc., 46 Prince St., Rochester, NY 14607.

     The matters proposed for consideration at the meeting are (i) the election of six directors, (ii) the approval of an amendment to our Second Amended and Restated Stock Option Plan (a) to expand the class of eligible participants of such plan to include nominees to the Board of Directors and consultants and (b) to increase from 36,000 to 50,000 the number of shares of common stock underlying the one-time grant of a Non-Qualified Option to which non-employee directors or non-employee nominees of the Board of Directors may be entitled,
(iii) the ratification of the appointment of McGladrey & Pullen LLP as the our auditors, and (iv) the transaction of such other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

     You will have an opportunity at the meeting to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about us and our operations.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card, using the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.


Sincerely,

/s/Roger L. Chaufournier

Roger L. Chaufournier
Chairman and Chief Executive Officer

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MEETING DATE

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Patient Infosystems, Inc. (the "Company") will be held on December 23, 2004 at 10:00 a.m. Eastern Standard Time at the offices of Patient
Infosystems, Inc., 46 Prince St., Rochester, NY 14607 for the purpose of considering and voting upon the following matters:

     1. The election of six directors to hold office for the terms set forth in the accompanying proxy statement;

     2. The approval of an amendment to the Company's Second Amended and Restated Stock Option Plan to (a) expand the class of eligible participants of such plan to include nominees to the Board of Directors and consultants, and (b) increase from 36,000 to 50,000 the number of shares of common stock underlying the one-time grant of a Non-Qualified Option to which non-employee directors or non-employee nominees of the Board of Directors may be entitled;

     3. The ratification of the appointment of McGladrey & Pullen LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

     4. Such other business as may properly come before the Annual Meeting or at any adjournment thereof, including whether or not to adjourn the Annual Meeting.

     Stockholders of record at the close of business on November 30, 2004 are entitled to notice of, and to vote at, the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering written notice of revocation to the Company. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

     You are respectfully urged to read the Proxy Statement contained in this booklet for further information concerning the individuals nominated as directors, the amendment to the Company's Second Amended and Restated Stock Option Plan, the ratification of McGladrey & Pullen LLP as auditors and the use of the proxy.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003 and Quarterly Report for the quarterly period ended September 30, 2004, accompanies this Proxy Statement.

By Order of the Board of Directors,

/s/Roger L. Chaufournier

Roger L. Chaufournier
Chairman and Chief Executive Officer

December 2, 2004

                    IMPORTANT - PLEASE MAIL YOUR SIGNED PROXY
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607
                            -------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 23, 2004
                          ----------------------------

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Patient Infosystems, Inc. (the "Company" or "Patient Infosystems") of proxies to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on December 23, 2004, and at any postponement or adjournment of the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, which will begin at 10:00 a.m. local time. The Annual Meeting will be held at the offices of Patient Infosystems, Inc., 46 Prince St., Rochester, NY 14607.

     The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about December 2, 2004, to persons who were Patient Infosystems stockholders at the close of business on November 30, 2004, the record date for the Annual Meeting. The principal executive offices of the Company are located at the address indicated above.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

     The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Assistant Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the Inspectors of Election at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by voting at the Annual Meeting in person.

     The only items of business that the Board of Directors intends to present or knows will be presented at the Annual Meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other items of business that may properly come before the meeting.

     Only stockholders of record at the close of business on Tuesday, November 30, 2004, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,638,150 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding, 75,000 shares of Series C Convertible Preferred Stock with voting privileges equal to 800,000 shares of Common Stock outstanding, and 840,118 shares of Series D Convertible Preferred Stock with voting privileges equal to 9,151,180 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting. Stockholders have no cumulative voting rights.

                                VOTING PROCEDURES

     The election of the directors will be by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. The ratification of McGladrey & Pullen LLP as auditors, the approval of the amendment to the Stock Option Plan and all other matters at the meeting will be by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if, at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy at the Annual Meeting.

     You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you. If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

     Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or Continental Stock Transfer & Trust Company, the Company's stock transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, generally have no legal effect on the vote on that particular matter.

     Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, six directors will be elected to hold office for a term expiring at the next Annual Meeting. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal. The Board has nominated Edward B. Berger, Robert M. Kaufman, Donald R. Ryan, Derace L. Schaffer, Roger L. Chaufournier and John Pappajohn to fill these positions.

     The  discussion  below sets forth,  as of the record date, the names of the nominees and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company.

     The affirmative vote of the holders of a plurality of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of each director. Proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that they are available to serve.

The Board of Directors recommends a vote "FOR" the election of each of the following nominees for director.

Nominees

     Edward B. Berger, 75. Mr. Berger is currently Chairman and Chief Executive Officer of Equity Acquisitions Incorporated, a position he has held since January 2004 Chairman of the Board of Directors of Southwest Business Systems, Director and Chairman of the Audit Committee of CardSystems Solutions and Director of Compass Bank of Tucson, AZ. Mr. Berger has been admitted to practice law by the U.S. Supreme Court, New York Bar, Arizona Bar, District of Columbia Bar, U.S. District Court-Arizona and the U.S. Court of Appeals 9th Circuit. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College and is the Chairman of the MBA Advisory Council at the University of Arizona. Mr. Berger received a Juris Doctor in Law from New York Law School and a Masters Degree in Education as well as a B.A. in History and English from the University of Arizona.

     Robert M. Kaufman, 55. Mr. Kaufman is currently President and Chief Executive Officer of Oakley Investments, a position he held since November 2002, and Director and Chairman of the Audit Committee of Berkshire Income Realty. From January 2000 through November 2002, Mr. Kaufman was the Chief Executive Officer of MedEView, Inc., from June 1996 though April 1999 he was President and then Chief Executive Officer of CareMatrix Corporation and from April 1999 through December 1999 he was a consultant to the Company. Prior to 1996, Mr. Kaufman spent 24 years at
     PriceWaterhouseCoopers, the last 15 years as a Partner in the firm. Mr. Kaufman received a Masters in Business Administration from Cornell University and a Bachelor of Arts from Colby College.

     Donald R. Ryan, 57. Mr. Ryan is currently President and Chief Executive Officer of CareCore National, LLC, a position he held since September 2000. Until August 2000, Mr. Ryan was President of Practice Management Associates, Inc. Mr. Ryan received a Masters Degree in Hospital Administration from St. Louis University and a Bachelors of Arts Degree in Political Science with a minor in Economics from Providence College.

     Derace L. Schaffer, M.D., 57. Dr. Schaffer has been a Director of Patient Infosystems since its inception in February 1995 and served as Chairman of the Board of Directors until November 2004. Dr. Schaffer is the founder and CEO of the Lan Group, a venture capital firm specializing in healthcare and high technology investments which position he has held for more than the last five years. He serves as a director of Allion Healthcare, Inc., a public company. He received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is Clinical Professor of Radiology at the University of Rochester School of Medicine.

     Roger Louis Chaufournier, 46 Mr. Chaufournier has been the President and Chief Executive Officer of Patient Infosystems since April 1, 2000 and served as Chairman of the Board of Directors since November 2004. Prior to joining Patient Infosystems, Mr. Chaufournier was President of the STAR Advisory Group, a healthcare consulting firm he founded in 1998. From August 1996 to July 1999, Mr. Chaufournier was the Chief Operating Officer of the Managed Care Assistance Company, a company that developed and operated Medicaid health plans. Managed Care Assistance Company filed for protection under the federal bankruptcy laws in June 2000. From 1993 to 1996, Mr. Chaufournier was Assistant Dean for Strategic Planning for the Johns Hopkins University School of Medicine. In addition, Mr. Chaufournier spent twelve years in progressive leadership positions with the George Washington University Medical Center from 1981 to 1993.

     John Pappajohn, 76. Mr. Pappajohn has been a Director of Patient Infosystems since its inception in February 1995, and served as its Secretary and Treasurer from inception through May 1995. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a director for the following public companies: Allion Healthcare, Inc., MC Informatics, Inc. and Pace Health Management Systems, Inc.

                                   PROPOSAL 2
               APPROVAL OF THE AMENDMENT OF THE STOCK OPTION PLAN

     The Company's stockholders are being asked to approve the Third Amended and Restated Stock Option Plan of the Company which (i) expands the class of eligible participants to include nominees to the Board of Directors of the Company and consultants engaged by the Company and (ii) increases from 36,000 to 50,000 the number of shares of Common Stock underlying the one-time grant of a Non-Qualified Option to which non-employee directors or non-employee nominees of the Board of Directors may be entitled.

Reasons for the Proposal

     Under the Second Amended and Restated Stock Option Plan as currently in effect (the ("Stock Option Plan"), only Directors and employees of the Company are eligible to received options. In order for the Stock Option Plan to serve its intended purpose of furnishing additional incentives to key personnel of the Company, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, and to strengthen the ability of the Company to attract and retain in its employ, as consultants or as a member of the Board of Directors, persons of training, experience and ability, the Board of Directors feels it is in the best interests to amend the Stock Option Plan as proposed. Furthermore, as the duties, responsibilities and risk of liability for independent board members have increased, it has become increasingly challenging to identify and retain qualified persons to serve on the Board of Directors. The Company believes that is very important to attract and retain qualified and independent members to serve on its Board of Directors. Accordingly, the Company believes that it is in the best interests of the Company and its shareholders to increase the one-time option incentive available to independent board members from options to acquire 36,000 shares of Common Stock to options to acquire 50,000 shares of Common Stock.

Description of the Stock Option Plan and the Proposed Amendment

     The following is a summary of the Stock Option Plan and the proposed amendment. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Third Amended and Restated Stock Option Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The Stock Option Plan is designed to furnish additional incentives to key employees, directors, nominees and consultants of Patient Infosystems, upon whose judgment, initiative and efforts the successful conduct of the business of Patient Infosystems largely depends, and to strengthen the ability of Patient Infosystems to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. The Stock Option Plan presently authorizes the granting of options of up to 3,500,000 shares of common stock ("Options"). The Board of Directors believes it is beneficial to expand the class of eligible participants to include nominees to the Board of Directors of the Company and consultants engaged by the Company, subject to the discretion of the Board of Directors, and to increase from 36,000 to 50,000 the number shares of common stock underlying the one-time grant of a Non-Qualified Option to non-employee directors or non-employee nominees of the Board of Directors, which the Plan Administrator may grant in its sole discretion.

Administration. The Stock Option Plan is currently administered by either the full Board of Directors or such committee as may be designated by the Board of Directors (the "Committee"). In administering the Stock Option Plan, the Committee has the power to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration, to select individuals to receive grants, to determine the terms and provisions of grants of options and to make all other determinations necessary or advisable for administration of the Stock Option Plan.

Option Grants. The Stock Option Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO"). NQO's may be issued generally to any employee, director, nominees for director or consultants of Patient Infosystems or its subsidiaries. ISO's may only be issued generally to employees of Patient Infosystems and its subsidiaries, and may not be issued to any director. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant (five years in the case of optionees holding more than 10% of the combined voting power of all classes of stock of Patient Infosystems), on which options will expire. The fair market value of the stock with respect to which ISO's under the Stock Option Plan or any other plan of Patient Infosystems first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of Patient Infosystems). The Stock Option Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the Stock Option Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and so any compensation expense generated by the exercise of such an option would not be deductible by Patient Infosystems if the optionee is a "covered employee" who is paid compensation from Patient Infosystems in an amount in excess of $1,000,000 in the year of exercise. Options may be exercised by the payment of the exercise price in cash or by certified or bank check. Under the Stock Option Plan as currently in effect, non-employee directors are entitled to receive a one-time grant of a NQO to purchase 36,000 shares at an exercise price equal to fair market value per share on the date of his or her initial election to the Board of Directors. Under the proposed Third Amended and Restated Stock Option Plan non-employee nominees to the Board of Directors, at the sole discretion of the Committee, may receive a one-time grant of a NQO to purchase 50,000 shares at an exercise price equal to fair market value per share on the date of his or her initial nomination to the Board of Directors. In the event such one-time grant of a NQO is not granted to a non-employee nominee to the Board of Directors upon the date of his or her nomination, such NQO to purchase 50,000 shares will automatically be granted upon the date of such nominee's election to the Board of Directors. Such NQO is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates.

Income Tax Consequences. Under present law the federal income tax treatment of stock options under the Stock Option Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of Patient Infosystems or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock). If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain. In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price. The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or to Patient Infosystems or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Stock Option Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

Amendments. The Committee may amend the Stock Option Plan at any time, but may not, without prior stockholder approval, increase the maximum number of options that may be granted thereunder; change the eligibility requirements for individuals entitled to receive options under the Stock Option Plan, or cause ISO's granted or to be granted under the Stock Option Plan to fail to qualify as ISO's under the Code.

Vote Required. The affirmative vote of a majority of the outstanding shares of common stock voted in person or by proxy at the Annual Meeting is required for approval of the amendments to the Stock Option Plan.

     The Board of Directors concluded that the amendment of the Stock Option Plan is in the best interests of the Company and its stockholders. The Board of Directors has unanimously approved the amendment of the Stock Option Plan and unanimously recommends that you vote "FOR" the amendment of the Stock Option Plan.


                                   PROPOSAL 3
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     On April 28, 2004, the Board of Directors of the Company appointed McGladrey & Pullen LLP as its independent certified public accountants for the fiscal year ending December 31, 2004. Although the appointment of auditors is not required to be submitted to a vote of stockholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and the Board of Directors will reconsider the appointment. It is expected that a representative of McGladrey & Pullen LLP will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

     The independent public accounting firm utilized by the Company during the year ended December 31, 2003 was Deloitte & Touche LLP. Deloitte & Touche LLP resigned as the Company's independent accountants on April 21, 2004. Deloitte & Touche LLP's reports on the financial statements for the past two years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion. Deloitte & Touche LLP's reports on the financial statements contained an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern. In connection with its audits for the two most recent fiscal years ended December 31, 2003 and 2002 and through April 21, 2004, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the financial statements for such years. It is not expected that a representative from Deloitte & Touche will be present at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification and approval of the appointment of auditors.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of McGladrey & Pullen LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

Relationship with Independent Auditors

     Audit services performed by Deloitte & Touche LLP for fiscal year 2003 consisted of the examination of the Company's financial statements and services related to filings with the Securities and Exchange Commission ("SEC").

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2003, and the review of the Company's quarterly financial statements for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, were approximately $83,750 as compared to $72,960 for the same respective periods of 2002.

Audit-Related Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered related to the audit of the Company's annual financial statements for the year ended December 31, 2003 were approximately $5,440 as compared to $5,743 for the year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

     The  aggregate  fees  billed  by  Deloitte  & Touche  LLP for  professional
services   rendered  in  connection   with   information   systems   design  and
implementation during the two most recent fiscal years were approximately $0.

Tax Fees

     Delotitte & Touche LLP billed the Company approximately $5,250 and $14,863 during the fiscal years ended 2003 and 2002, respectively, for tax compliance services.

All Other Fees

     The aggregate fees for all other services rendered by Deloitte & Touche LLP for the year ended December 31, 2003 were approximately $45,000 as compared to $5,815 for the year ended December 31, 2002.

     The Audit Committee considers at least annually whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

Pre-Approval of Audit and Permissible Non-Audit Services

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by Deloitte & Touche LLP to the Company for the fiscal years ended 2003 and 2002 were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed with Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, and with management, our critical accounting policies, and the clarity of disclosures in the financial statements. Our reviews included discussions with Deloitte & Touche LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. In addition, we discussed with Deloitte & Touche LLP matters relating to its independence, including a review of both audit and non-audit fees and disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. Furthermore, we discussed the Company's critical accounting policies with management and Deloitte & Touche LLP.

     We discussed with Deloitte & Touche LLP the overall scope and plans of their audits. We met with Deloitte & Touche LLP, as the Company's independent auditors, with and without management present, to discuss results of their audits, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. We held five meetings during fiscal 2003.

     Relying on both the reviews and discussions referred to above and our review of the Company's audited financial statements for fiscal 2003, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                                 John Pappajohn
                                                 Dr. Derace L.Schaffer
                                                 AUDIT COMMITTEE

                            GOVERNANCE OF THE COMPANY

MEETINGS OF THE BOARD AND COMMITTEES

     During the 2003 fiscal year there were seven meetings of the Board of Directors. Each Director attended at least six of the aggregate total number of the meetings of the Board of Directors held during the year.

     The Company does not have a policy regarding Directors' attendance at annual meetings and one Director attended the prior year's annual meeting.

     The Board of Directors of the Company has appointed two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee, which held five meetings during fiscal year 2003, periodically reviews the Company's auditing practices and procedures, makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, reviews all Form 10-KSB Annual and 10-QSB interim reports and retains independent auditors for the Company.

     Through November 2004, the Audit Committee consisted of John Pappajohn and Dr. Derace Schaffer. The Board of Directors has determined that John Pappajohn qualified as an audit committee financial expert as that term is defined in Item 401(e) of Regulation S-B. Mr. Pappajohn nor Dr. Schaffer qualified as "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. On November 17, 2004, the Board of Directors appointed Edward B. Berger, Robert M. Kaufman and Donald Ryan to serve as the Audit Committee. Mr. Kaufman now serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Kaufman qualifies as an audit committee financial expert as that term is defined in Item 401(e) of Regulation S-B. Each of Mr. Berger, Mr. Kaufman and Mr. Ryan qualifies as "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934

     The Board of Directors has adopted a written charter for the Audit Committee, which is annexed hereto as Exhibit B.

     The Audit Committee meets with the Company's independent auditors quarterly and reviews the scope of the audit performed by the Company's independent auditors. The Audit Committee and the Company's independent auditors review the Company's accounting principles and internal accounting controls. See "Report of the Audit Committee" contained in this proxy statement. The members of the Audit Committee are all non-employee directors.

     The Compensation Committee met twice during 2003, and periodically makes recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives. The Compensation Committee also administers the Company's Employee Stock Option Plan. Through November 2004, the Compensation Committee consisted of John Pappajohn and Dr. Derace Schaffer. On November 17, 2004, the Board appointed Mr. Berger, Mr. Pappajohn, Dr. Schaffer and Mr. Chaufournier to serve as the Compensation Committee. Mr. Berger now serves as Chairman of the Compensation Committee.

     Prior to November 17, 2004, the Board did not maintain a separate Nominating Committee. On November 17, 2004, the Board appointed Dr. Schaffer, Mr. Berger and Mr. Pappajohn to serve as the Nominating Committee. Dr. Schaffer now serves as Chairman of the Nominating Committee. The Board has yet to adopt a formal written charter relating to its nominating procedures but is in the process of formulating a formal written charter for adoption in the near future. The Board of Directors would carefully consider all director candidates recommended by the Company's stockholders, and the Board does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. In its evaluation of each proposed candidate, the Board considers many factors including, without limitation, the individual's experience, character, demonstrations of judgment and ability, and financial and other special expertise. Any shareholder who wishes to recommend an individual as a nominee for election to the Board of Directors should submit such recommendation in writing to the Chief Executive Officer of the Company, together with information regarding the experience, education and general background of the individual. Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if nominated by the Board, would be proposed for election.


COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Company encourages stockholder communications with the Board of Directors. The Board of Directors does not believe a formal process for stockholders to send communications to the Board of Directors is necessary because all shareholder communications will be circulated to all members of the Board and the Board does not screen shareholder communications. All such communications should be directed to Roger L. Chaufournier, the Chief Executive Officer of the Company, who will circulate them to the other members of the Board.


COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash compensation for their service on the Company's Board of Directors. However, all Directors are reimbursed for expenses incurred in connection with attending meetings, including travel expenses to such meetings.

     The Company's directors are eligible to participate in the Company's Stock Option Plan. Pursuant to the Stock Option Plan (as proposed at the Annual Meeting), non-employee directors of the Company receive a one-time grant of a non-qualified stock option to purchase 50,000 shares of the Company's Common Stock at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such non-qualified stock option vests as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary, is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Upon the occurrence of a change of control, as defined in the Stock Option Plan, all outstanding unvested options immediately vest.

CODE OF ETHICS

     The Board of Directors of the Company has adopted a code of ethics which defines the ethical principles which govern the conduct of all senior officers. Such senior officers include the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer and Controller. A copy of the Company's Code of Ethics will be provided without charge upon written request to: Patient Infosystems, Inc., 46 Prince Street, Rochester, New York, 14607, Attention: Yvonne Milligan-Prince.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of November 30, 2004,
(i) by each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) the Chief Executive Officer and each named executive officer listed in the Summary Compensation Table below,
(iii) each director and nominee for director of the Company and (iv) all executive officers and directors of the Company as a group. As of November 30, 2004, there were outstanding 9,683,150 shares of Common Stock, 75,000 shares of Series C Convertible Preferred Stock, convertible into 750,000 shares of Common Stock, and 840,118 shares of Series D Convertible Preferred Stock, convertible into 8,401,180 shares of Common Stock.

                                                                Shares         Percentage
                                                             Beneficially     Beneficially
     Beneficial Owner(1)                                        Owned             Owned
John Pappajohn(2)                                            8,306,757            55.04%
Principal Life Insurance(3)                                  3,551,490            26.93%
  801 Grand Ave.
  Des Moines, IA 50392
Derace L. Schaffer(4)                                          926,470            14.14%
American Caresource Corporation                              1,100,000            11.41%
  17400 Dallas Parkway
  Dallas, TX 75287
Crestview Capital Master, LLC                                  500,000             5.19%
  95 Revere Drive, Suite A
  Northbrook, IL 60062
Gibralt Capital Corp.                                          500,000             5.19%
  2600-1075 W. Georgia Street
  Vancouver, BC V6E3C9 Canada
Roger Louis Chaufournier(5)                                    273,332             2.76%
Edward B. Berger(6)                                            145,060             1.49%
Christine St. Andre(7)                                         145,000             1.48%
Kent A. Tapper(8)                                               86,333             0.89%
Robert M. Kaufman(9)
Donald R. Ryan(10)

All directors and executive officers as a group (8 persons) 10,142,385            61.94%

Total Shares Outstanding as of November 30, 2004             9,638,150

(1) Unless otherwise noted, the address of each of the listed persons is c/o the Company at 46 Prince Street, Rochester, New York 14607.

(2) Includes 30,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 30,000 shares held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse and 30,000 shares held directly by Mr. Pappajohn's spouse. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd. and by his spouse. Includes an option to purchase 3,000 shares of Common Stock, a warrant to purchase 816,667 shares of Common Stock and a warrant to purchase 28,220 shares of Series D Convertible Preferred Stock which is convertible into 282,200 shares of Common Stock which are either currently exercisable or which become exercisable within 60 days of November 30, 2004. Also included are 110,000 shares of Common Stock issuable upon the conversion of 11,000 shares of Series C Convertible Preferred Stock and 4,352,330 shares of Common Stock issuable upon the conversion of 435,233 shares of Series D Convertible Preferred Stock beneficially owned as of November 30, 2004.

(3) Includes 3,551,490 shares of Common Stock issuable upon the conversion of 355,149 shares of Series D Convertible Preferred Stock beneficially owned as of November 30, 2004.

(4) Includes 12,000 shares held by Dr. Schaffer's children. Also includes 3,000 shares which are issuable upon the exercise of options, 183,333 shares which are issuable upon the exercise of warrants to purchase Common Stock and 192,800 shares of Common Stock issuable upon the exercise of a warrant to purchase 19,280 shares of Series D Convertible Preferred Stock that are either currently exercisable or which become exercisable within 60 days of November 30, 2004, 250,000 shares of Common Stock issuable upon the conversion of 25,000 shares of Series C Convertible Preferred Stock and 53,180 shares of Common Stock issuable upon the conversion of 5,318 shares of Series D Convertible Preferred Stock beneficially owned as of November 30, 2004.

(5) Includes options to purchase 273,332 shares which are either currently exercisable or which become exercisable within 60 days of the date of November 30, 2004. Does not include 160,000 shares subject to outstanding options that are not exercisable within 60 days of November 30, 2004.

(6) Includes 59,523 shares of Common Stock held by Tucson Traditions LLC. Mr. Berger is an affiliate of Tucson Traditions LLC and disclaims beneficial ownership of its shares. Also includes 95,060 shares of Common Stock issuable upon the conversion of 9,506 shares of Series D Convertible Preferred Stock beneficially owned as of November 30, 2004. Does not include 50,000 shares subject to outstanding options that are not exercisable within 60 days of November 30, 2004.

(7) Includes options to purchase 145,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of November 30, 2004. Does not include 80,000 shares subject to outstanding options that are not exercisable within 60 days of November 30, 2004.

(8) Includes options to purchase 86,333 shares which are either currently exercisable or which become exercisable within 60 days of November 30, 2004. Does not include 50,000 shares subject to outstanding options that are not exercisable within 60 days of November 30, 2004.

(9) Does not include 50,000 shares subject to outstanding options that are not exercisable within 60 days of November 30, 2004.

(10) Does not include 50,000 shares subject to outstanding options that are not exercisable within 60 days of November 30, 2004.


                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiary for each of the fiscal years ended December 31, 2003, 2002 and 2001 for those persons who were at December 31, 2003, (i) the Chief Executive Officer and (ii) the other executive officers of the Company who received compensation in excess of $100,000 during the fiscal year ended December 31, 2003 (the "named executive officers"):


                           Summary Compensation Table
                                                                                      Long-Term
                                                                                     Compensation
                                                                                       Awards
                                                       Annual Compensation            Securities
Name and Principal Position                    Year        Salary         Bonus  Underlying Options (#)
---------------------------                    ----        ------         -----  ----------------------
Roger L. Chaufournier, President and Chief   2003          $219,611      $25,385            -
Executive Officer                            2002           180,841            -            -
                                             2001           196,502            -      200,000

Christine St. Andre, Vice President, Chief   2003          $184,050      $22,212            -
Operating Officer                            2002           157,512            -            -
                                             2001           171,893            -      150,000

Kent A. Tapper, Vice President, Financial    2003          $124,154      $14,913            -
Planning                                     2002           107,942            -            -
                                             2001           116,628            -      100,000

No stock options were exercised by the Chief Executive Officer or the named executive officers of the Company during 2003.

     The following table sets forth certain information regarding unexercised options held by the Chief Executive Officer and the named executive officers of the Company at December 31, 2003. The table does not give effect to grants of options that occurred after December 31, 2003. For additional information with respect to these grants, see "Stock Option Plan".

                     Aggregated Option Exercises during 2003
                     and Option Values on December 31, 2003

                       Number of Securities Underlying      Value of Unexercised
                           Unexercised Options at          In-the-Money Options at
                            December 31, 2003(#)           December 31, 2003($)(1)
                            --------------------           -----------------------
Name                  Exercisable      Unexercisable   Exercisable      Unexercisable
----                  -----------      -------------   -----------      -------------
Roger L. Chaufournier      23,415             9,917        $1,500                1,000
Christine St. Andre        17,499             7,501         1,125                  750
Kent A. Tapper              9,582             1,751         3,187                  263

(1) Calculated based upon $2.40 market value of the underlying securities as of December 31, 2003.


STOCK OPTION PLAN

     The Company's Amended and Restated Stock Option Plan (the "Plan") was adopted by the Board of Directors and stockholders in 1995 and amended as of December 2003. As of December 3, 2004, up to 3,500,000 shares of Common Stock are authorized and reserved for issuance under the Plan. Under the Plan, options may be granted in the form of incentive stock options ("ISOs") or non-qualified stock options ("NQOs") from time to time to salaried employees, officers, directors and consultants of the Company, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee determines the terms and conditions of options granted under the Plan, including the exercise price. The Plan provides that the Committee must establish an exercise price for ISOs that is not less than the fair market value per share at the date of the grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the Plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of the grant. The Plan also provides for a non-employee director to be entitled to receive a one-time grant of a NQO to purchase 36,000 shares (subject to an increase to 50,000 at the Annual Meeting) at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such NQO is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Each option, whether an ISO or NQO, must expire within ten years of the date of the grant.

     As of November 30, 2004, options to acquire 1,752,244 shares of Common Stock have been granted to employees and directors of the Company. The following table sets forth information regarding the number of options outstanding and the exercise price of these options.

Number of Options Outstanding
     at November 30, 2004       Exercise Price
     --------------------       --------------
                  416                $1.08
                3,000                $1.67
              150,000                $1.80
               43,748                $2.25
            1,325,000                $2.28
              184,500                $2.80
               12,500                $6.00
                6,000                $8.33
                6,417               $16.50
                2,500               $22.56
               16,666               $24.72
                  789               $29.26
                  708               $33.00

     Of these options, 92,744 of the options granted before December 31, 2003 were fully vested, 1,341,000 were granted on January 9, 2004, 453,000 of which vested immediately. The remaining options and all other options granted under the Plan vest as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary.

                      Equity Compensation Plan Information

     The following table gives information with respect to the equity securities that are authorized for issuance under Patient Infosystems' compensation plans as of December 31, 2003. The table does not include information about the proposed amendment to the Second Amended and Restated Stock Option Plan that is being submitted for stockholder approval at the Annual Meeting.


                                                                                             Number of securities
                                                                                            remaining available for
                                   Number of Securities to        Weighted-average           future issuance under
                                   be issued upon exercise        exercise price of        equity compensation plans
                                   of outstanding options,      outstanding options,         (excluding securities
Plan Category                        warrants and rights         warrants and rights          reflected in column)
-------------------------------    -------------------------    ------------------------    ---------------------------
Equity compensation plans
approved by security holders               1,752,244                     $2.66                       1,725,750
-------------------------------    -------------------------    ------------------------    ---------------------------
Equity compensation plans not
approved by security holders               1,663,450                     $1.53                               -
-------------------------------    -------------------------    ------------------------    ---------------------------
Total                                      3,415,694                     $2.11                       1,725,750


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL PROVISIONS

There are no employment agreements with any of the Company's executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     In January 2003, the Compensation Committee restored the executive officers salary to the same level they had been prior to a 10% reduction in salary which took effect in October of 2001. In August of 2003 the Compensation Committee granted a salary increase and a bonus which equaled the amount of salary which had been given up by the executive officers between October 2001 and January 2003.

     The Compensation Committee evaluates the performance of each executive officer of the Company in the context of the goals and challenges that the Company faces over the next year. The determinations as to salary and bonus are made in a context of the challenges faced in the Company, the individual performance of the individual and the salaries of executives at comparative companies in the Company's industry. Compensation for the Company's Executive Officers was determined in light of the responsibilities involved in commencing the Company's business operations, developing its initial and ongoing customer relationships and negotiating with the Company's investment bankers.

                                                          Dr. Derace L. Schaffer
                                                                  John Pappajohn
                                                          COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consisted of Derace Schaffer and John Pappajohn for the fiscal year ended December 31, 2003. Neither of these individuals was at any time during fiscal year 2003 or any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1999, Patient Infosystems established a credit facility for $1,500,000 guaranteed by Derace Schaffer and John Pappajohn, two directors of the Company. In March 2000, the facility was increased by $1,000,000 under substantially the same terms, also guaranteed by the same Board members.

     On March 28, 2001, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank Iowa, N.A. ("Wells Fargo"), which extended the term of the Company's credit facility to March 31, 2002 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn guaranteed this extension.

     On March 28, 2002, Wells Fargo extended the term of the credit facility to March 31, 2003 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn also guaranteed this extension.

     On June 28, 2002, the Company and Wells Fargo agreed on an addendum to the Amended and Restated Credit Agreement which extends the credit facility by an additional $500,000, increasing the total credit facility to $3,000,000. Mr. Pappajohn and Dr. Schaffer also guaranteed this extended credit facility.

     On March 28, 2003, Wells Fargo extended the term of the credit facility to January 2, 2004 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn also guaranteed this extension.

     Prior to December 31, 2003, the Company had borrowings from Mr. Pappajohn and Dr. Schaffer. At December 31, 2002, such borrowings totaled $5,077,500. The Company borrowed an additional $150,000 from these directors during 2003.

     On December 31, 2003, the Company converted $4,482,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into common stock by issuing 2,928,986 shares of the Company's common stock using a value of $1.68 per common share. Additionally on December 31, 2003, Mr. Pappajohn agreed to convert his remaining debt of $745,000 and accrued interest of $711,110 into 145,611 shares of the Company's Series D Convertible Preferred Stock at a price of $10.00 per preferred share.

     Between April 2003 and January 2004, the Company issued 840,118 shares of Series D 9% Cumulative Convertible Preferred Stock ("Series D Preferred Stock") under the terms of the Note and Stock Purchase Agreement dated April 11, 2003 and amended on September 10, 2003. These shares can be converted into common stock at a rate of 10 shares of common stock to 1 share of Series D Preferred Stock. Each share of Series D Preferred Stock has voting rights equivalent to 10 shares of common stock. John Pappajohn and Derace Schaffer, members of the Board of Directors of the Company, hold 435,233 and 5,318 shares of Series D Preferred Stock respectively.

     In January 2004, Patient Infosystems borrowed $200,000 from Mr. Pappajohn, a director of the Company, in exchange for an unsecured note that bore no interest if repaid on or before March 31, 2004. The note was repaid on March 29, 2004 and bore no interest as of that date.

     On December 31, 2003, the Company entered into the Third Addendum to the Second Amended and Restated Credit Agreement with Well Fargo Bank Iowa, N.A., which extended the term of the $3,000,000 credit facility to July 31, 2005. Dr. Schaffer and Mr. Pappajohn, directors of the Company, guaranteed this extension. In consideration of their guarantees, in February 2004, the Company granted to Dr. Schaffer and Mr. Pappajohn warrants to purchase an aggregate of 47,500 shares of Series D Convertible Preferred Stock, which are convertible into an aggregate of 475,000 shares of the Company's common stock for $10.00 per preferred share. The Company valued these warrants at $1,085,375 using the Black-Scholes method. The value of these warrants was recorded as unearned debt issuance costs and will be amortized as financing costs over the nineteen month period of the loan guarantee.

     On September 21, 2004, the Company entered into the Fourth Addendum to the Second Amended and Restated Credit Agreement with Well Fargo Bank Iowa, N.A., which increased the amount of the credit facility to $7,000,000 and extended the term to July 31, 2006. Dr. Schaffer and Mr. Pappajohn, directors of the Company, guaranteed these extensions. In consideration of their guarantees, in September 2004 the Company granted to Dr. Schaffer and Mr. Pappajohn warrants to purchase an aggregate of 1,000,000 shares of the Company's common stock for $1.68 per share. The Company valued these warrants at $1,416,500 using the Black-Scholes method. The value of these warrants was recorded as unearned debt issuance costs and will be amortized as financing costs over the 23 month period of the loan guarantee. During the three and nine months ended September 30, 2004, the Company recorded a financing cost of $203,158 and $545,908, respectively.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (who are referred to as "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2003 all filing requirements applicable to its officers, directors and ten percent beneficial owners were met.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's 2005 Annual Meeting of Stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than April 1, 2005 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Assistant Secretary of the Company.

                             ADDITIONAL INFORMATION

     The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made by telephone or personal call by officers, directors or employees of the Company who will not be specially compensated for such solicitation. The Company may request that brokerage houses and other nominees or fiduciaries forward copies of the Company's Proxy Statement, Annual Report for period ended December 31, 2003 and Quarterly Report for period ended September 30, 2004 to Stockholders to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2004 ARE BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON REDORD DATE. ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                            PATIENT INFOSYSTEMS, INC.
                                46 Prince Street
                            Rochester, New York 14607
                        Attention: Yvonne Milligan-Prince


                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                      By Order of the Board of Directors,

                                      /S/Roger L. Chaufournier

                                      Roger L. Chaufournier
                                      Chairman and Chief Executive Officer

                                    EXHIBIT A


                            PATIENT INFOSYSTEMS, INC.
                  THIRD AMENDED AND RESTATED STOCK OPTION PLAN


     1. Purpose. The PATIENT INFOSYSTEMS, INC. THIRD AMENDED AND RESTATED STOCK OPTION PLAN (hereinafter referred to as the "Plan") is designed to furnish additional incentive to key employees, consultants and Directors of Patient Infosystems, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. Such purpose will be effected through the granting of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and options which do not qualify as incentive stock options ("Non-Qualified Options").

     2. Administration.

          (a) The Plan shall be administered by a committee chosen by the Board of Directors of the Company (the "Committee") and decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. In the absence of the Committee, the Plan will be administered by the Board of Directors of the Company. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Option Contract is signed on behalf of the Company by a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive options, the times when such individuals shall receive options, the number of Shares to be subject to each option, the term of each option, the date(s) on which each option shall become exercisable, whether an option is subject to vesting pursuant to Section 5(c) hereof, whether an option shall be exercisable in whole, in part, or in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, the option price of each option, and the terms of payment for Shares purchased by the exercise of each option; to accelerate the date of exercise of any installment; and to make all other determinations necessary or advisable for administering the Plan.

          (b) The Committee may grant Incentive Stock Options and Non-Qualified Stock Options pursuant to a single option agreement so long as each option is clearly identified as to its status. Notwithstanding anything else contained in the Plan, if the Committee issues a single option agreement which contains both Incentive Stock Options and Non-Qualified Stock Options, the exercise of one cannot affect the exercise of the other.

     3. Eligibility. The persons who shall be eligible to receive options under the Plan shall be Directors, nominees to the Board of Directors, employees and consultants of the Company, or of any of its parents or subsidiaries; provided, however, Directors, nominees to the Board of Directors and consultants, who are not employees of the Company or any of its parents or subsidiaries, shall not be eligible to receive Incentive Stock Options. Additionally, no Incentive Stock Option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the Incentive Stock Option both of the following conditions are met:

          (a) The option price is at least 110% of the fair market value of the shares of stock subject to the Incentive Stock Option, as defined in
     Section 4(a) hereof, and

          (b) the option is, by its terms, not exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

     4. Shares Subject to Options.

          (a) Subject to the provisions of Section 5(g) hereof, options may be granted under the Plan to purchase in the aggregate not more than 3,500,000 shares of the $.01 par value Common Stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

          (b) To the extent the aggregate fair market value, determined as of the time the option is granted, of Shares for which stock options are exercisable for the first time by such individual in any calendar year, under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, exceeds $100,000, such options shall be treated as Non-Qualified Options. However, the value of the Shares for which Incentive Stock Options may be granted to such individual from the Company in a given year may exceed $100,000.

     5. Terms and Conditions of Options. Options shall be granted by the Committee pursuant to the Plan and shall be subject to the following terms and conditions:

          (a) Price. Each option shall state the number of Shares subject to the option and the option price, which, in the case of an Incentive Stock Option, shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option. In addition, the option price shall be at least 110% of fair market value in the case of a grant of an Incentive Stock Option to a person who would at the time of the grant, own, or be deemed to own for purposes of
     Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of Shares of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value" shall mean:

               (i) the mean between the bid and asked price for the Shares on the business day immediately preceding the date of the grant of the option;

               (ii) the most recent sale price for the Shares as of the date of the grant of the option; or

               (iii) such price as shall be determined by the Board of Directors of the Company in an attempt made in good faith to meet the requirements of Section 422(b)(4) of the Code.

          (b) Term. The term of each option shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, the Committee and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan. In the event of merger, consolidation, dissolution or liquidation which results in a change of control as defined in Section 368(c) of the Code (using the attribution rules of Section 318), all unexercised options will become immediately exercisable for a period of one year, the effectiveness of such expiration shall be conditioned upon the consummation of any such transaction.

          (c) Vesting. The Committee shall determine the vesting schedule, if any, for each issuance of options hereunder on a case-by-case basis, in its sole discretion.

          (d) Non-Assignment During Life. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

          (e) Death of Optionee. In the event that an optionee shall die prior to the complete exercise of options granted to him under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution;
     (ii) to the extent that the optionee was entitled to exercise the option at the date of his death; and (iii) prior to the expiration of the term of the option.

          (f) Termination of Employment. An Incentive Stock Option shall be exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, he is an employee of the Company or any of its parents or subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies; provided, however, that in the case of an optionee who is disabled within the meaning of
     Section 22(e)(3) of the Code, the three month period after cessation of employment during which an Incentive Stock Option shall be exercisable shall be one year. Notwithstanding the foregoing, no option shall be exercisable after the expiration of its term thereof. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which
     Section 424(a) of the Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (g) Anti-Dilution Provisions. Subject to the provisions of Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding option shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property).

          (h) Power to Establish Other Provisions.  Subject to the provisions of
     Section 422 of the Code and the regulations promulgated thereunder, options granted under the Plan shall contain such other terms and conditions as the Committee shall deem advisable.

     6. Exercise of Option. Options shall be exercised as follows:

          (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash or by certified or bank check payable to the order of the Company. If a registration statement covering the issuance of the Shares has not been filed under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and at the time of exercise is not effective and current in accordance with the requirements of the Act, then each such notice shall also contain appropriate representations on behalf of the optionee regarding, among other things, compliance with the Act, available exemptions from registration, investment intent and restrictions upon resale of the Shares, as are deemed appropriate by the Company.

     Appropriate legends may be placed on any certificate for Shares received by an optionee pursuant to the exercise of an option in order to give notice of the transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificates. It shall be a further condition to any exercise of the option and the purchase of Shares pursuant thereto that the Company counsel be satisfied that the issuance of such shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect to such compliance.

          (b) Issuance of Certificates. Certificates representing the Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of Section 6(a) hereof.

          (c) Rights as a Shareholder. The optionee shall have no rights as a Shareholder with respect to the Shares purchased until the date of the issuance to him of a Certificate representing such Shares.

          (d) Disposition of Shares. Subject to the provisions of Section 6(a) hereof, any disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an Incentive Stock Option within two years from the date of grant of the option or within one year after the transfer of the Shares to the optionee shall be a disqualifying disposition as defined in Section 421(b) of the Code; provided, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of his creditors in such proceeding, shall constitute a disposition.

          (e) Order of Option Exercise. An optionee may exercise the options granted by the Company under the Plan in any order the optionee chooses regardless of the chronological order in which the options were granted by the Company.

     7. Special Provisions Regarding Option Grants to Non-Employee Directors. Pursuant to the terms of this Plan, each non-employee nominee to the Board of Directors of this Corporation, at the sole discretion of the Committee, may receive a one-time grant of a Non-Qualified Option, effective upon the date of his/her nomination to the Board of Directors of the Corporation, to purchase 50,000 Shares. In the event such one-time grant of a Non-Qualified Option is not granted to a non-employee nominee to the Board of Directors upon the date of his/her nomination to the Board of Directors, such Non-Qualified Option to purchase 50,000 Shares shall automatically be granted upon the date of such nominee's election as a non-employee Director to the Board of Directors. The exercise price for such option shall equal the fair market value of the Corporation's Common Stock on the grant date. Each such option shall vest as to exercisability with respect to the first 20% of the shares subject thereto on the first anniversary date of the grant date of such option, and as to an additional 20% of the shares subject thereto on each of the second, third, fourth and fifth anniversary dates of the grant date. Any such options granted to non-employee Directors or no-employee nominees to the Board of Directors of the Corporation shall be exercisable only during the holder's term as a Director of the Corporation, and shall automatically expire upon the date that a Director is no longer serving as a Director, except that an option may be exercisable after the death, disability, as defined in Section 22(e)(3) of the Code ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a Director of the Company at any time until the earlier to occur of (i) the one year anniversary of the date of death, Disability, or Retirement and (ii) the expiration of the term of such option. No shares of Common Stock issuable upon the exercise of an option may be sold, assigned, pledged or otherwise transferred for a period of six months after the later to occur of (x) the adoption of the Plan by the Company's shareholders and
(y) the grant of the option, as is specified in Rule 16b-3 (or other period of time specified in such rule as such rule may be amended from time to time) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is intended that this part of the Plan as it applies to option grants to non-employee Directors will constitute a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act, and the provisions of the Plan and of any option agreement made pursuant to the Plan will be interpreted and applied accordingly. At any time the Committee may suspend or terminate this part of the Plan and make such additions or amendments thereto as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that the terms of this paragraph shall not be amended more than once every six months (other than to comply with the federal securities laws, the Code, or ERISA).

     8. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years after the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors.

     9. Amendment and Termination of Plan. The Committee, without further approval of the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 5(g) hereof, increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive options under the Plan; or (iii) cause Incentive Stock Options granted or to be granted under the Plan to fail to qualify as Incentive Stock Options under Section 422 of the Code and the regulations promulgated thereunder.

     10. Shares Reserved. The Board of Directors of the Company shall at all times during the term of this Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan, and shall pay all original issue taxes on the exercise of options, and all other fees and expenses necessarily incurred by the Company in connection therewith.

     11. Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

Date approved by

Board of Directors - _______________

Shareholders - _____________________

                                    EXHIBIT B

                            PATIENT INFOSYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                               EXHIBIT PROXY CARD

                                      PROXY
                            PATIENT INFOSYSTEMS, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 23, 2004

     The undersigned hereby appoints Kent Tapper and/or Roger Chaufournier, each with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Patient Infosystems, Inc. (the "Company"), to be held at 46 Prince St., Rochester, New York 14607 on December 23, 2004 at 10 a.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of capital stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. To elect the following nominees for election as directors:

                  Edward B. Berger
                  Robert M. Kaufman
                  Donald R. Ryan
                  Derace L. Schaffer, M.D.
                  Roger L. Chaufournier
                  John Pappajohn

     [_]  FOR ALL NOMINEES

     [_]  WITHHOLD AUTHORITY

     (To withhold authority to vote for an individual nominee, write the nominee's name on the line provided below)

               --------------------------------


2. Approval of an amendment to the Company's Second Amended and Restated Stock Option Plan (a) to expand the class of eligible participants of such plan to include nominees to the Board of Directors and consultants, and (b) to increase from 36,000 to 50,000 the number of shares of common stock underlying the one-time grant of a Non-Qualified Stock Option to which non-employee directors or non-employee nominees to the Board of Directors may be entitled.

              [_] FOR [_] AGAINST [_] ABSTAIN

3. Ratification of the appointment of McGladrey & Pullen LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

              [_] FOR [_] AGAINST [_] ABSTAIN


The Proxies will vote as specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:__________________ Signature:__________________ DATE: ________________